                          NATIONAL ENERGY GROUP, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                      NINE MONTHS ENDED SEPTEMBER 30, 1997

                                                                                        PRIMARY     FULLY DILUTED
                                                                                     -------------  -------------
Income applicable to common stockholders:
  Net income.......................................................................  $   2,128,967  $   2,128,967
  Preferred dividend requirements..................................................       (708,750)      --
                                                                                     -------------  -------------
  Income applicable to common stockholders.........................................  $   1,420,217  $   2,128,967
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Common and common equivalent shares:
  Weighted average number of common shares outstanding.............................     36,151,259     36,151,259
  Shares issuable upon exercise of options and warrants............................      4,447,835      4,447,835
  Less shares assumed repurchased..................................................     (3,379,966)    (2,227,349)
                                                                                     -------------  -------------
  Shares issuable upon conversion of Convertible Preferred Stock:
    Series B and Series C..........................................................       --            5,230,769
    Series D and Series E..........................................................      6,666,666      6,666,666
                                                                                     -------------  -------------
  Common and common equivalent shares..............................................     43,885,794     50,269,180
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Net income per common and common equivalent share..................................  $        .032  $        .042
                                                                                     -------------  -------------
                                                                                     -------------  -------------

Note: Fully diluted net income per common share data is not presented because the effect of assumed conversion of the Convertible Preferred Stock, Series B and C, is antidilutive.

                     THREE MONTHS ENDED SEPTEMBER 30, 1997

                                                                                        PRIMARY     FULLY DILUTED
                                                                                     -------------  -------------
Income applicable to common stockholders:
  Net income.......................................................................        271,008        271,008
  Preferred dividend requirements..................................................       (236,250)      --
                                                                                     -------------  -------------
                                                                                     -------------  -------------
  Income applicable to common stockholders.........................................  $      34,838  $     271,088
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Common and common equivalent shares:
  Weighted average number of common shares outstanding.............................     36,172,159     36,172,159
  Shares issuable upon exercise of options and warrants............................      4,447,835      4,447,835
  Less shares assumed repurchased..................................................     (3,379,966)    (2,227,349)
                                                                                     -------------  -------------
  Shares issuable upon conversion of Convertible Preferred Stock:
    Series B and Series C..........................................................       --            5,230,769
    Series D and Series E..........................................................      6,666,666      6,666,666
                                                                                     -------------  -------------
  Common and common equivalent shares..............................................     43,906,694     50,290,080
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Net income per common and common equivalent share..................................  $        .001  $        .005
                                                                                     -------------  -------------
                                                                                     -------------  -------------

Note: Fully diluted net income per common share data is not presented because the effect of assumed conversion of the Convertible Preferred Stock, Series B and C, is antidilutive.

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